                                                                     Exhibit 4.2

                                 FIRST AMENDMENT

     THIS FIRST AMENDMENT dated as of March 13, 2007 (this "Amendment") amends the Amended and Restated Credit Agreement dated as of March 13, 2006 (the
"Credit Agreement") among American Italian Pasta Company (the "Company"), various financial institutions (the "Lenders") and Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"). Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement.

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1 Amendments. On the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

     1.1 Amendments to Definitions. The definitions of Applicable Base Rate
Margin, Applicable Eurodollar Margin, Commitment Reduction Compensation and
Interest Compensation set forth in Section 1.1 shall be amended in their entirety to read as follows, respectively:

          Applicable Base Rate Margin means (i) initially, 5.00% per annum; and
     (ii) beginning on the Pricing Reset Date, a rate per annum determined in accordance with Schedule 1.3.

          Applicable Eurodollar Margin means (i) initially, 6.00% per annum; and
     (ii) beginning on the Pricing Reset Date, a rate per annum determined in accordance with Schedule 1.3.

          Commitment Reduction Compensation means, with respect to any reduction of the Aggregate Revolving Commitment Amount (the "Reduction Amount") that takes place prior to the third anniversary of the Effective Time, an amount equal to the sum of (a) 1% of the Reduction Amount plus (b) only with respect to a prepayment occurring prior to the second anniversary of the
     Effective Time, the aggregate amount of non-use fees that would accrue on an amount equal to the Reduction Amount during the period from the date of such reduction to the second anniversary of the Effective Time.

          Interest Compensation means:

          (a) with respect to any prepayment of a Term Loan prior to March 13,
     2008, an amount equal to the remainder of (i) the present value at the date of such prepayment of (x) 101% of the principal amount of such prepayment plus (y) the aggregate amount of interest that would accrue on an amount equal to the

                                      -1-

     principal amount so prepaid during the period from the date of prepayment to the second anniversary of the Effective Time at the Specified Rate (as defined below), discounted to the date of prepayment at a rate per annum equal to 4.75% (and in all cases assuming a year of 360 days and actual days elapsed) minus (ii) the principal amount of such prepayment; and

          (b) with respect to any prepayment of a Term Loan on or after March
     13, 2008 but prior to March 13, 2009, an amount equal to 1% of the principal amount of the principal prepaid.

     For purposes of clause (a) above, "Specified Rate" means 10.75% if the
     Applicable Eurodollar Margin is 6.0% at the time of prepayment and 9.75% if the Applicable Eurodollar Margin is 5.0% at the time of prepayment.

     1.2 Addition of Definition. The following new definition of Pricing Reset
Date is added to Section 1.1 in proper alphabetical sequence:

          Pricing Reset Date means the third Business Day following the date on which the Company has delivered copies of annual audit reports of the
     Company and its Subsidiaries for Fiscal Years 2005 and 2006 that satisfy the applicable requirements of Section 10.1.1.

     1.3 Amendment to Section 2.3.3. The second sentence of Section 2.3.3 is amended in its entirety to read as follows:

     Any amount not reimbursed on the date of such payment or disbursement shall bear interest from and including the date of such payment or disbursement to but not including the date that the Issuer is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin plus, beginning on the first Business
     Day after demand by the Issuer, 2%.

     1.4 Amendments to Section 6.2.5. Clauses (c) through (f) of Section 6.2.5 are deleted in their entirety and replaced by the following:

          (c) each other prepayment of Term Loans (other than any prepayment pursuant to Section 6.2.2(b) or with Applicable Casualty Proceeds) on or prior to the third anniversary of the Effective Time shall be accompanied by Interest Compensation on the principal amount of the Loans prepaid;
     provided that on or after March 13, 2007, the Company may use its cash on hand to make one voluntary prepayment of Term Loans in an amount not exceeding $10,000,000 without any obligation to pay Interest Compensation;
     and

          (d) any reduction in the Aggregate Revolving Commitment Amount (other than any reduction resulting from the operation of Section 6.2.2(b) or with

                                      -2-

     Applicable Casualty Proceeds) shall be accompanied by Commitment Reduction
     Compensation on the amount of such reduction.

     1.5 Amendment to Section 10.19. The last sentence of Section 10.19 is deleted in its entirety.

     1.6 Amendment to Definition of 2005/2006 Audit Delivery Deadline. The
definition of 2005/2006 Audit Delivery Deadline in Schedule 1.2 shall be amended in its entirety to read as follows:

          2005/2006 Audit Delivery Deadline means March 31, 2007 or, if the
     Company has notified the Administrative Agent on or prior to March 31, 2007 that the Company elects to have the default pricing set forth in Section
     4.1(c) apply to the outstanding Loans until such financial statements are provided, June 30, 2007; provided that upon the effectiveness of the First
     Amendment to this Agreement, the 2005/2006 Audit Delivery Deadline shall automatically (and without any further action or the payment of default pricing) be extended to December 31, 2007.

     1.7 Addition of Schedule. The Schedule 1.3 attached hereto shall be added to the Credit Agreement as Schedule 1.3 thereto.

     SECTION 2 Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that:

     (a) the warranties of the Company contained in Section 9 of the Credit
Agreement are true and correct in all material respects on the date hereof and will be true and correct on the date of the effectiveness of this Amendment
(except to the extent that any warranty relates to an earlier date, in which case such warranty was true and correct as of such earlier date);

     (b) no Event of Default or Unmatured Event of Default exists.

     SECTION 3 Effectiveness. This Amendment shall become effective on the date
(the "Amendment Effective Date") when the Administrative Agent shall have received the following:

     (a) a counterpart of this Amendment signed by the Company;

     (b) a First Amendment Addendum substantially in the form of Exhibit A (a
"First Amendment Addendum") signed by each Lender;

     (c) evidence that the Company has paid all accrued and invoiced fees and expenses of the Administrative Agent and the Arranger (including reasonable attorneys' fees);

     (d) a Confirmation substantially in the form of Exhibit B signed by each
Loan Party; and

                                      -3-

     (e) such other documents as the Administrative Agent may reasonably request.

     SECTION 4 Miscellaneous.

     4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the
Credit Agreement to "this Agreement" and in the other Loan Documents to the
"Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

     4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment. Delivery to the
Administrative Agent of a counterpart hereof, or a signature page hereto or a
First Amendment Addendum, by facsimile transmission or e-mail shall be effective as delivery of a manually executed counterpart hereof.

     4.3 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

     4.4 Successors and Assigns. This Amendment shall be binding upon the
Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the
Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.

     Delivered as of the day and year first above written.

                                       AMERICAN ITALIAN PASTA COMPANY

                                       By:  /s/ Paul R. Geist
                                          --------------------------------------
                                       Name:  Paul R. Geist
                                            ------------------------------------
                                       Title:  VP/Controller
                                             -----------------------------------

                                      -4-

                                       BANK OF AMERICA, N.A.,
                                       as Administrative Agent

                                       By:  /s/ Anne M. Zeschke
                                          --------------------------------------
                                       Name:  Anne M. Zeschke
                                            ------------------------------------
                                       Title:  Assistant Vice President
                                             -----------------------------------

                                      -5-

                                    EXHIBIT A

                                     FORM OF
                            FIRST AMENDMENT ADDENDUM

To:  Bank of America, N.A., individually and as administrative agent (in such capacity, the "Administrative Agent")

     Please refer to (a) the Amended and Restated Credit Agreement dated as of
March 13, 2006 (the "Credit Agreement") among American Italian Pasta Company
(the "Company"), various financial institutions (the "Lenders") and the
Administrative Agent; and (b) the First Amendment dated as of the date hereof
(the "First Amendment") to the Credit Agreement.

     The undersigned hereby (a) approves and consents to the First Amendment and
(b) agrees that the Administrative Agent may attach this First Amendment
Addendum to a counterpart of the First Amendment to evidence such approval and consent.

     This First Amendment Addendum shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

     Delivery to the Administrative Agent of this First Amendment Addendum by facsimile transmission or e-mail shall be effective as delivery of a manually executed counterpart hereof.

     IN WITNESS WHEREOF, the undersigned has caused this First Amendment
Addendum to be duly executed and delivered by its proper and duly authorized officer as of March 13, 2007.

                                       -----------------------------------------
                                       [Please type legal name of Lender above]

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                      -6-

                                    EXHIBIT B

                                     FORM OF
                                  CONFIRMATION

                           Dated as of March 13, 2007

To:  Bank of America, N.A., individually and as administrative agent (in such capacity, the "Administrative Agent"), and the other financial institutions that are parties to the Credit Agreement referred to below

     Please refer to (a) the Amended and Restated Credit Agreement dated as of
March 13, 2006 (the "Credit Agreement") among American Italian Pasta Company
(the "Company"), various financial institutions (the "Lenders") and the
Administrative Agent; and (b) the First Amendment dated as of the date hereof
(the "First Amendment") to the Credit Agreement. The Credit Agreement, as
amended by the First Amendment, is called the "Amended Credit Agreement."
Capitalized terms used but not defined herein shall have the respective meanings set forth in the Amended Credit Agreement.

     Each of the undersigned confirms to the Lenders and the Administrative
Agent that each Loan Document to which such undersigned is a party continues in full force and effect on the date hereof after giving effect to the First
Amendment and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

     IN WITNESS WHEREOF, the undersigned have executed this Confirmation as the date first above written.

                                       AMERICAN ITALIAN PASTA COMPANY

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       AIPC FINANCE, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                      -7-

                                       AIPC SALES CO.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       AIPC WISCONSIN, LIMITED PARTNERSHIP

                                       By:  America Italian Pasta Company, its
                                            General Partner

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                      -8-

                                       AIPC MISSOURI, LLC

                                       By:  American Italian Pasta Company, its
                                            Managing Member

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                       AIPC SOUTH CAROLINA, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       AIPC ARIZONA, LLC

                                       By:  AIPC Finance, Inc., its sole Member

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                      -9-

                                  SCHEDULE 1.3

                              PRICING SCHEDULE(1)

     Prior to March 14, 2008, the Applicable Base Rate Margin shall be 4.0% per annum and the Applicable Eurodollar Margin shall be 5.0% per annum. Thereafter, the Applicable Base Rate Margin and the Applicable Eurodollar Margin shall be determined based on the applicable Leverage Ratio as set forth below.

                               Applicable                     Applicable Base
     Level                  Eurodollar Margin                   Rate Margin
     -----                  -----------------                   -----------
     Level I                       4.5%                            3.5%
     Level II                      5.0%                            4.0%

     Level I applies when the Leverage Ratio is less than 3.25 to 1.0.

     Level II applies when the Leverage Ratio is equal to or greater than 3.25 to 1.0.

     The applicable Level shall be adjusted, to the extent applicable, (i)
initially, on March 14, 2008, based on the Leverage Ratio as of the end of each of the most recently-ended Fiscal Quarter; and (ii) thereafter, 45 days after the end of the first three Fiscal Quarters of each Fiscal Year and on the
December 31 immediately following the last Fiscal Quarter of each Fiscal Year, in each case based on the Leverage Ratio as of the last day of such Fiscal
Quarter; provided that if the Company fails to deliver any financial statements required by Section 10.1.1 or 10.1.2, as applicable, by the due date therefor,
Level II shall apply from such due date until such financial statements are delivered.

     If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Lenders determine that
(a) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (b) a proper calculation of the Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the
Company shall automatically and retroactively be obligated to pay to the Agent for the benefit of the Lenders, promptly following demand by the Agent
(accompanied by supporting materials (which may be in the form of financial statements prepared by the Company or an independent auditor)), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period;
and (ii) if the proper calculation of the Leverage Ratio would have resulted in lower pricing for such period, the Lenders shall have no obligation to repay any interest or fees to the Company; provided that if, as a result of any restatement or other event a proper calculation of the Leverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by the Company pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that

-------------------
(1)  This Pricing Schedule is not effective until the Pricing Reset Date.

should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.